UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

———————

FORM 8-K

———————

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2016 (February 22, 2016)

———————

EVOLUTIONARY GENOMICS, INC.

(Exact name of registrant as specified in its charter)

———————

Nevada	000-54129	41-1683548
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1026 Anaconda Drive, Castle Rock, Colorado 80108

(Address of Principal Executive Office) (Zip Code)

(720) 900-8666

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sale of Equity Securities.

Series A-1 Convertible Preferred Stock

From February 22, 2016 through February 24, 2016, Evolutionary Genomics, Inc. (the “Company”) conducted closings of its best efforts private offering (the “Offering”) of Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Stock”) with certain accredited investors for an aggregate of $2,159,566.50.  Pursuant to a stock purchase agreement (the “Stock Purchase Agreement”) with the purchasers (the “Purchasers”) of the Series A-1 Preferred Stock, the Company conducted closings for an aggregate of $2,159,566.50 from a total of 15 accredited investors through the issuance of an aggregate of 411,346 shares of Series A-1 Preferred Stock. The information set forth under Item 5.03 with respect to the rights and preferences related to the Series A-1 Preferred Stock is incorporated herein by reference.

The issuance of the Series A-1 Preferred Stock qualified for exemption under Rule 506(b) promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, since the issuance of the Series A-1 Preferred Stock by the Company did not involve a “public offering.”

The description of the Offering is qualified in its entirety by reference to the complete text of the Form of Stock Purchase Agreement, which is filed as Exhibit 10.1 hereto.

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2016, Evolutionary Genomics, Inc. (the “Company”) filed a Certificate of Designations, Preferences and Rights of Series A-1 Preferred Stock (the “Certificate of Designation”) with the Nevada Secretary of State, whereby the Company designated 600,000 shares as Series A-1 Preferred Stock, par value $0.001 per share (the “Series A-1 Preferred Stock”). The Series A-1 Preferred Stock shall have a stated value of $5.25 per share (the “Stated Value”). The Certificate of Designation sets forth the powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series A-1 Preferred Stock.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of the Series A-1 Preferred Stock (the “Holders”) shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series A-1 Preferred Stock an amount equal to its Stated Value plus any accrued but unpaid dividends (the “Liquidation Preference”) before any distribution or payment shall be made to the holders of any other class or series of stock of the Company that ranks junior to the Series A-1 Preferred Stock, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

The Company shall pay to the holders of the Series A-1 Preferred Stock dividends from net profits or net assets of the Company legally available for the payment of such dividends, which shall begin to accrue on and be cumulative from the date of issuance of the Series A-1 Preferred (whether or not such dividends have been declared) in an annual amount equal to the product of (x) the Stated Value of such Series A-1 Preferred Stock and (y) eight percent (8%) per annum (the “Dividend Amount”). The Dividend Amount shall accrue and shall be payable in shares of common stock of the Company, par value $0.001 per share (“Common Stock”) upon the conversion of the Series A-1 Preferred Stock, or upon the redemption of the Series A-1 Preferred Stock, in each case pursuant to the terms the Certificate of Designation.  No dividends shall be paid on any Common Stock or any capital stock of the Company that ranks junior to the Series A-1 Preferred Stock during any fiscal year of the Company until dividends in the aggregate Dividend Amount per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series A-1 Preferred Stock for the current and each prior Dividend payment date shall have been paid or declared and set apart for payment to the holders of the Series A-1 Preferred Stock.

In the event that the Company shall at any time pay a dividend on the Common Stock, it shall, at the same time, pay to each Holder a dividend equal to the dividend that would have been payable to such Holder if the shares of Series A-1 Preferred Stock held by such Holder had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividends; and provided, further, that so long as any shares of the Series A-1 Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment on any other preferred stock of the Company of any series ranking, as to dividends, junior to or on a parity with the Series A-1 Preferred Stock, unless a dividend shall be paid at the same time to each holder of Series A-1 Preferred Stock, in an amount such that the holders of such other series of preferred stock, on the one hand, and the Holders, on the other, receive dividends in the same relative proportions that each would have received had all such shares of preferred stock been converted into Common Stock immediately prior to the declaration of a dividend on such preferred stock.

At any time after the issuance of the Series A-1 Preferred Stock, the Company may deliver a notice to the Holders of its irrevocable election to redeem some or all of the then outstanding shares of Series A-1 Preferred Stock, (i) for cash in an amount equal to the Liquidation Preference per share and (ii) by issuing such number of shares of Common Stock as is obtained by multiplying (x) the number of shares of Series A Preferred Stock so to be redeemed by (y) the Liquidation Preference per share of the Series A Preferred Stock, and then by dividing such product by (z) the Conversion Price (as defined below) per share.

The Company shall establish a segregated non-interest bearing trust account (the “Sinking Fund Account”) for the benefit of the Holders.  50% of all licensing fees received by the Company following the issuance of the Series A-1 Preferred Stock shall be deposited in the Sinking Fund Account.  In the event that the amount of cash in the Sinking Fund Account exceeds the Liquidation Preference of all issued and outstanding shares of Series A-1 Preferred Stock not previously redeemed or converted pursuant to the terms hereof, the Company shall deliver a notice to the Holders of its obligation to redeem all of the then outstanding shares of Series A-1 Preferred Stock (i) for cash in an amount equal to the Liquidation Preference per share and (ii) by issuing such number of shares of Common Stock as is obtained by multiplying (x) the number of shares of Series A-1 Preferred Stock so to be redeemed by (y) the Liquidation Preference per share of the Series A-1 Preferred Stock, and then by dividing such product by (z) the Conversion Price per share.

The Holder of any shares of Series A-1 Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A-1 Preferred Stock into such number of Common Stock as is obtained by multiplying (i) the number of shares of Series A-1 Preferred Stock so to be converted by (ii) the Liquidation Preference per share, and then by dividing such product by (iii) the conversion price of $5.25 per share or, if there has been an adjustment of the conversion price, by the conversion price as last adjusted and in effect at the date any share or shares of Series A-1 Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, the “Conversion Price”).

The Holder of each share of Series A-1 Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A-1 Preferred Stock could be converted for purposes of determining the shares entitled to vote at any regular, annual or special meeting of stockholders of the Company, and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class).

A copy of the Certificate of Designation as filed with the Secretary of State of Nevada is attached as Exhibit 3.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Certificate of Designation and Series A-1 Preferred Stock does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of Series A-1 Preferred Stock
10.1	Form of Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLUTIONARY GENOMICS, INC.

Dated: February 25, 2016	By:	/s/ Steve B. Warnecke
	Name:	Steve B. Warnecke
	Title:	Chief Executive Officer, Chief Financial Officer, President and Chairman of the Board